Exhibit 10.29d

               AMENDMENT TO OCTOBER 8, 2003 EMPLOYMENT AGREEMENT

      WHEREAS Playboy Enterprises, Inc. ("Playboy") and James F. Griffiths ("Griffiths") have entered into an employment relationship where Griffiths has been named Senior Executive Vice President of Playboy,

      WHEREAS Playboy has changed Jim English's reporting requirements as of January 20, 2004 so that English reports to Griffiths,

      WHEREAS this change in reporting requirements by Playboy constitutes a "Constructive Termination Without Cause," as defined by Playboy's October 8, 2003 employment agreement ("Agreement") with Jim English,

      WHEREAS English has the immediate right to invoke the "Constructive Termination Without Cause" provisions of that Agreement and receive the benefits and protections thereof,

      THIS AMENDMENT SHALL PROVIDE as follows:

      (1) English shall have a period of six months, up to July 20, 2004, to elect to declare the January 20, 2004 reporting change as a Constructive Termination Without Cause;

      (2) If at any time up to July 20, 2004, English elects to declare the January 20, 2004 Constructive Termination Without Cause, he shall notify Playboy by written notice delivered to Playboy's CEO or its General Counsel;

      (3) On receipt of notice, English will be immediately entitled to receive and Playboy shall pay a lump sum payment equal to twelve months base salary at the salary he was receiving as of January 20, 2004;

      (4) If English has not elected to declare a Constructive Termination Without Cause by July 20, 2004, he waives the right as to the reporting relationship to Jim Griffiths.

      (5) Thereafter, if English is not employed full-time after twelve months of his Notice, he will also be entitled to receive immediately at that twelve month anniversary and Playboy shall pay an additional lump sum payment equal to six months base salary at the salary he was receiving at the time of the Constructive Termination Without Cause;

      (6) No other rights or provisions are affected or limited by this Amendment.

Playboy Enterprises, Inc.


By /s/ Howard Shapiro                   /s/ James L. English
   ---------------------------          ------------------------------
Title: Executive Vice President         James L. English
Dated: Feb. 6, 2004                     Dated: Feb. 10, 2004